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                                MARQUEE HOLDINGS INC.              EXHIBIT 12.1
                         RATIO OF EARNINGS TO FIXED CHARGES
                               (DOLLARS IN THOUSANDS)


EXHIBIT 12.1
RATIO OF EARNINGS TO FIXED CHARGES


                                                                      ACTUAL                            (RESTATED)
                                                   PRO FORMA      FROM INCEPTION         ACTUAL         ACTUAL QUARTER
                                                 39 WEEKS ENDED   JULY 16, 2004      APRIL 2, 2004     39 WEEKS ENDED
                                                   DECEMBER 30,      THROUGH            THROUGH          JANUARY 1,
                                                      2004      DECEMBER 30, 2004  DECEMBER 23, 2004       2004
                                                 -------------  -----------------  -----------------  --------------
                                                                    (SUCCESSOR)      (PREDECESSOR)      (PREDECESSOR)
                                                                      (IN THOUSANDS, EXCEPT RATIOS)
EARNINGS
 Earnings (loss) before income taxes
  from continuing operations                         $(17,479)           $(23,093)       $   (20,878)        $ 52,027
 Add:Fixed charges (below)                            177,054              24,411            130,482          137,039
       Depreciation on capitalized interest             1,073                  27              1,046            1,047
 Less:Interest capitalized (below)                       (658)                 --               (658)          (2,423)
         Undistributed (income) loss-Joint
          Ventures                                         --                  --                 --              --
                                                 -------------  -----------------  -----------------  --------------
     Earnings for ratio                               159,990               1,345            109,992         187,690
                                                 -------------  -----------------  -----------------  --------------
FIXED CHARGES:
  Interest on borrowings                                89,765             22,207             66,851          48,182
  Interest on capital and financing lease
   obligations                                           7,498                 90              7,408           8,022
  Interest capitalized                                     658                 --                658           2,423
  Estimated interest portion of rental
   expense(1)                                           79,133              2,114             55,565          78,412
                                                 -------------  -----------------  -----------------  --------------
     Fixed Charges                                     177,054             24,411            130,482         137,039
                                                 -------------  -----------------  -----------------  --------------
FIXED CHARGES IN EXCESS OF EARNINGS                    $17,064            $23,066           $ 20,490        $     --
                                                 =============  =================  =================  ==============
RATIO OF EARNINGS TO FIXED CHARGES                         --                  --                 --             1.4
                                                 =============  =================  =================  ==============



                                                   PRO FORMA                        (RESTATED)      (RESTATED)       (RESTATED)
                                                   ACTUAL YEAR      ACTUAL YEAR     ACTUAL YEAR     ACTUAL YEAR      ACTUAL YEAR
                                                 52 WEEKS ENDED   52 WEEKS ENDED  53 WEEKS ENDED  52 WEEKS ENDED   52 WEEKS ENDED
                                                     APRIL 1,         APRIL 1,        APRIL 3,       MARCH 28,        MARCH 29,
                                                       2004            2004            2003            2002             2001
                                                 --------------   --------------  --------------  --------------   --------------
                                                  (PREDECESSOR)    (PREDECESSOR)   (PREDECESSOR)   (PREDECESSOR)   (PREDECESSOR)
                                                                         (IN THOUSANDS, EXCEPT RATIOS)
EARNINGS
 Earnings (loss) before income taxes
  from continuing operations                          $ (88,908)          $4,117        $(18,462)      $  (3,353)     $(135,087)
 Add:Fixed charges (below)                              235,706          185,050         182,021         141,693        157,606
       Depreciation on capitalized interest               1,422            1,422           1,239           1,214          1,107
 Less:Interest capitalized (below)                       (2,658)          (2,658)         (4,095)         (2,677)        (4,186)
         Undistributed (income) loss-Joint
          Ventures                                           --               --             (44)             29          2,970
                                                 --------------   --------------  --------------  --------------   --------------
     Earnings for ratio                                 145,562          187,931         160,659         136,906         22,410
                                                 --------------   --------------  --------------  --------------   --------------
FIXED CHARGES:
  Interest on borrowings                                123,437           66,963          65,585          48,015         64,347
  Interest on capital and financing lease
   obligations                                           10,754           10,754          12,215          12,745         12,653
  Interest capitalized                                    2,658            2,658           4,095           2,677          4,186
  Estimated interest portion of rental
   expense(1)                                            98,857          104,675         100,126          78,256         76,420
                                                 --------------   --------------  --------------  --------------   --------------
     Fixed Charges                                      235,706          185,050         182,021         141,693        157,606
                                                 --------------   --------------  --------------  --------------   --------------
FIXED CHARGES IN EXCESS OF EARNINGS                    $ 90,144         $     --         $21,362        $  4,787      $ 135,196
                                                 ==============   ==============  ==============  ==============   ==============
RATIO OF EARNINGS TO FIXED CHARGES                           --              1.0              --              --             --
                                                 ==============   ==============  ==============  ==============   ==============


                                                           ACTUAL YEAR
                                                          52 WEEKS ENDED
                                                              MARCH 30,
                                                               2000
                                                          --------------
                                                           (PREDECESSOR)
                                                         (IN THOUSANDS, EXCEPT RATIOS)
EARNINGS
 Earnings (loss) before income taxes
  from continuing operations                                   $ (81,247)
 Add:Fixed charges (below)                                       136,856
       Depreciation on capitalized interest                          845
 Less:Interest capitalized (below)                                (7,899)
         Undistributed (income) loss-Joint Ventures                2,065
                                                          --------------
     Earnings for ratio                                           50,620
                                                          --------------
FIXED CHARGES:
  Interest on borrowings                                          54,088
  Interest on capital and financing lease obligations              8,615
  Interest capitalized                                             7,899
  Estimated interest portion of rental expense(1)                 66,254
                                                          --------------
     Fixed Charges                                               136,856
                                                          --------------
FIXED CHARGES IN EXCESS OF EARNINGS                              $86,236
                                                          ==============
RATIO OF EARNINGS TO FIXED CHARGES                                    --
                                                          ==============


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The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings. For purposes of computing this ratio, earnings consist of earnings (loss) from continuing operations before income taxes, plus fixed charges (excluding capitalized interest), amortization of capitalized interest, and undistributed equity in losses of joint ventures. Fixed charges consist of interest expense, interest capitalized and one-third of rent expense on operating leases, estimated by the Company to be representative of the interest factor attributable to such rent expense.

(1)  Used one-third of rent expense on operating leases.